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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 17, 1992 (File No. 33-55898), in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 15, 1996 (File No. 333-2640), in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 31, 1998 (File No. 333-62571), and in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 30, 2000 (File No. 333-44832) of our report dated August 13, 2001, included in the Annual Report on Form 10-K of Ace Cash Express, Inc. for the year ended June 30, 2001.


                                               ARTHUR ANDERSEN LLP
Dallas, Texas
February 25, 2002